Exhibit 4.7.1

                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated September 24, 2002, by and between Congress Financial Corporation, a Delaware corporation ("Lender"), and Congoleum Corporation, a Delaware corporation ("Borrower").

                               W I T N E S S E T H

      WHEREAS, Lender, Borrower, Congoleum Financial Corporation, a Delaware corporation ("CFC") and Congoleum Intellectual Properties, Inc., a Delaware corporation ("CIPI" and, together with CFC, collectively, "Guarantors" and each individually a "Guarantor"), have entered into financing arrangements pursuant to which Lender has made and may make loans and advances to Borrower as set forth in the Loan and Security Agreement, dated December 10, 2001, by and between Lender and Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, together with this Amendment (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

      WHEREAS, Borrower has requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, the parties desire and intend to evidence such amendments.

      NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

      1. Definitions.

      (a) Amendment to Definition of Adjusted Tangible Net Worth. Section 1.3 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

      "1.3 `Adjusted Tangible Net Worth' shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets, Net Income resulting from income or gain derived from the conversion of Indebtedness to equity or forgiveness of Indebtedness, deferred taxes, other intangible assets and other "current assets" and other "non-current assets", as such terms are defined in the most recent audited year-end financial statements of Borrower delivered to Lender, and including, to the extent not included as an other "current asset" or an other "non-current asset", any

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      insurance receivables for asbestos related liabilities), calculating the book value of Inventory for this purpose on a last-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals)."

      (b) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

      2. Minimum Adjusted Tangible Net Worth. Section 9.17 of the Loan Agreement is hereby amended by deleting "negative $22,000,000" and replacing it with "negative $12,400,000".

      3. Amendment Fee. Borrower shall pay to Lender, contemporaneously herewith, an amendment fee in the amount of $10,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged into the loan account of Borrower.

      4. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower and Guarantors to Lender pursuant to the Loan Agreement and the other Financing Agreements, Borrower and Guarantors hereby represent, warrant and covenant with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

      (a) The failure of Borrower or any Guarantor to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements.

      (b) This Amendment has been duly executed and delivered by Borrower and Guarantors and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and Guarantors contained herein constitute legal, valid and binding obligations of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with their respective terms.

      (c) As of the date hereof, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, has occurred or is continuing.

      5. Conditions Precedent. The effectiveness of the other terms and provisions contained herein shall be subject to the following conditions precedent:

      (a) Lender shall have received, in form and substance satisfactory to Lender, an original of this Amendment, duly authorized, executed and delivered by Borrower and Guarantors; and

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      (b) as of the date hereof, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

      6. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

      7. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principals of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other that the laws of the State of New York.

      8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      9. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

      10. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or reasonably desirable to effectuate the provisions and purposes of this Amendment.

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      IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as of the day and year first above written.

                                    CONGRESS FINANCIAL CORPORATION

                                    By: ____________________________

                                    Title: _________________________

                                    CONGOLEUM CORPORATION

                                    By: ____________________________

                                    Title: __________________________

ACKNOWLEDGED AND AGREED:

CONGOLEUM FINANCIAL CORPORATION

By: ____________________________

Title: _________________________

CONGOLEUM INTELLECTUAL PROPERTIES, INC.

By: ____________________________

Title: _________________________